                      TERMINATION AGREEMENT

    TERMINATION AGREEMENT (the "Termination Agreement") dated
November 28, 1997, between Uni-Marts, Inc. (the "Company") and
Charles R. Markham (the "Executive").

    WHEREAS, the Executive has been employed as an officer of the Company and has served as President and Chief Operating Officer.

    WHEREAS, the Company and the Executive mutually desire to have the employment of the Executive by the Company terminated on or before December 8, 1997 to permit Executive to retire and to provide for an orderly transfer of Executive responsibilities; and

    WHEREAS, the parties wish to settle their mutual rights and obligations arising from, or related to, the termination of the Executive's employment with the Company.

    NOW THEREFORE, in consideration of the mutual promises and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Executive, intending to be legally bound, agree as follows:

    Section 1.     Termination and Termination Payment.  The
                   -----------------------------------
Employee agrees that he will terminate his employment with and retire from the Company on or before December 8, 1997 (the "Termination Date"). Subject to the last sentence of this Section 1 and Section 6 below, the Company agrees to pay the Executive his regular salary until May 15, 1998. Except as provided below, such payment shall be in lieu, and in complete discharge, of all obligations owed by the Company to Executive, including but not limited to benefits to which Executive is entitled pursuant to the terms of the Agreement between the Company and the Executive dated February 1, 1994, except (i) for any claim to which the Executive is entitled to indemnification from the Company for any acts or omissions in his capacity as an officer of the Company (except for criminal wrongdoing or acts outside the scope of his employment) and (ii) as set forth herein. Nothing herein shall affect Executive's rights with respect to his interests in any and all retirement and welfare benefit plans maintained by the Company, including the Company's 401(k) Plan and deferred compensation plan. The Company may withhold from the foregoing payment and pay over to the applicable tax authorities all amounts required to be withheld in accordance with applicable federal, state and local tax withholding laws.

    Section 2.     Life Insurance, Automobile and Legal Fees.
                   -----------------------------------------

         a) The Company will continue in full force and effect and pay for the cost to continue all group (if permitted under the policy) and individual life insurance policies for the Executive until May 15, 1998.

         b) The Company agrees to continue to allow Executive to retain and utilize the automobile provided to him by the Company until May 15, 1998 at which time Executive shall deliver such automobile to the Company or to such other location as directed by the Company. In accordance with existing policy and practice, the Company shall reimburse Executive for any and all reasonable costs and expenses associated with the operation of the automobile, including, but not limited to, fuel, repairs and insurance.

         c) The Company agrees to pay the reasonable legal fees and expenses of counsel to the Executive in an amount not to exceed $2,000.

    Section 3.     Consulting.  From the Termination Date until May
                   ----------
15, 1998, Executive agrees to provide the Company consulting services as may be reasonably requested by the Company. The Company agrees to pay to Executive reasonable out-of-pocket expenses incurred by Executive in connection with the performance of such consulting services.

    Section 4.     Resignation from Offices. The Executive agrees
                   ------------------------
that effective on the date hereof he shall be deemed to have resigned as a director and effective December 8, 1997 from all offices and positions with the Company.

    Section 5.     No further Obligations of the Company or
                   ----------------------------------------
Executive.  Except as provided in Sections 1, 2, 3 and 9 hereof, the
---------
Company shall have no further obligations whatsoever to the Executive and the Executive hereby releases the Company as set forth in Exhibit A hereto. Except as set forth in Sections 7, 8, 9 and 10(c), Executive shall have no further obligations to the Company, and the Company hereby releases Executive as set forth in Exhibit B.

    Section 6.     Conditions of Benefits.  The Company shall
                   ----------------------
provide to the Executive the rights, payments and benefits set forth in Sections 1 and 2 hereof as consideration for and contingent upon
(i) the Executive's execution, non-revocation and honoring of a release of claims and covenant not to sue in favor of the Company in the form attached hereto as Exhibit A and (ii) the Executive's continued compliance with the provisions of Sections 7, 8 and 9 hereof. If the Executive is in breach of any of such Sections, the Company may terminate its obligations under Sections 1 and 2 above.

    Section 7.     Nondisclosure.  The Executive hereby agrees that
                   -------------
he shall not, at any time following the Termination Date, disclose or use for any purpose confidential information or proprietary data of the Company (or any of its subsidiaries), except as required by applicable law or legal process; provided, however, that confidential
                                 --------
information shall not include any information known generally to the public or ascertainable from public or published sources (other than as a result of unauthorized disclosure by the Executive) or any information of a type not otherwise considered confidential by persons engaged in the same business or a business similar to that conducted by the Company. The Executive acknowledges and agrees that the Company will suffer irreparable injury in the event of any material breach of this Section 7, that damages resulting from such injury will be incapable of being precisely measured, and that the Company will not have an adequate remedy at law to redress the harm which such violation shall cause. Therefore, the Executive agrees that the Company shall have the rights and remedies of specific performance and injunctive relief, in addition to any other rights or remedies that may be available at law or in equity or under this Agreement, in respect of any failure, or threatened failure, on the part of the Executive to comply with the provisions of this Section 7, including, but not limited to, temporary restraining orders and temporary injunctions to restrain any violation or threatened violation of this Section 7 by the Executive.

    Section 8.     Return of Company Property.  The Executive
                   --------------------------
acknowledges that all records, files, documents and equipment, all information relating to employees, Company members and suppliers, and any other materials that in any way relate to the business of the Company which the Executive has accumulated during his employment by the Company, other than information and documents publicly known or disseminated, are the property of the Company, including all duplicates and copies of any of the foregoing, and that all such property shall be returned to the sole possession of the Company on or before the Termination Date.

    Section 9.     Business Goodwill.  At all times following date
                   -----------------
hereof, the Executive shall make no comments or take any other actions, direct or indirect, that will reflect adversely on the Company or its officers and directors in such capacity or adversely affect their business reputation or goodwill. At all times following the date hereof, the Board of Directors will take reasonable efforts to instruct its members and each officer of the Company not to make comments or take any other actions, direct or indirect, that will reflect adversely on the Executive or adversely affect his business reputation or goodwill. The Executive hereby agrees that he shall cooperate with the Company and its agents and representatives with respect to reasonable requests for information with respect to the Company and its financial statements that the Company and its agents and representatives request and in taking such other reasonable action with respect to the Company and its financial statements as the Company and its agents and representatives may request. The Executive hereby represents to the Company that he has disclosed fully to the Company the terms and conditions of all arrangements, contracts and understandings, whether written or oral, with all of the Company's suppliers or vendors. The Executive further agrees to assist the Company at any time in the future, with respect to all reasonable requests to testify in connection with any legal proceeding or matter relating to the Company, including but not limited to any federal, state or local audit, proceeding or investigation, other than proceedings relating to the enforcement of this Termination Agreement or other proceedings in which the Executive is a named party whose interests are adverse to those of the Company.

    Section 10.  Miscellaneous.
                -------------

    A.   Complete Agreement.  This Termination Agreement
         ------------------
constitutes the entire agreement between the parties and cancels and supersedes all other agreements and understandings, whether written or oral, between the parties which may have related to the subject matter contained in this Termination Agreement.

    B.   Modification; Agreement: Waiver.  No modification,
         -------------------------------
amendment or waiver of any provisions of this Termination Agreement shall be effective unless approved in writing by both parties. The failure at any time to enforce any of the provisions of this Termination Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of either party thereafter to enforce each and every provision hereof in accordance with its terms.

    C.   Governing Law; Jurisdiction.  1.  This Termination
         ---------------------------
Agreement and performance under it, and all proceedings that may ensue from its breach, shall be construed in accordance with and under the laws of the Commonwealth of Pennsylvania.

         2. In the event of any dispute under the provisions of this Agreement other than a dispute in which the primary relief sought is an equitable remedy such as an injunction, the parties shall be required to have the dispute, controversy or claim settled by arbitration in State College, Pennsylvania in accordance with the National Rules for the Resolution of Employment Disputes then in effect of the American Arbitration Association, before a panel of three arbitrators, two of whom shall be selected by the Company and Executive, respectively, and the third of whom shall be selected by the other two arbitrators. Any award entered by the arbitrators shall be final, binding and nonappealable and judgment may be entered thereon by either party in accordance with applicable law in any court of competent jurisdiction. This arbitration provision shall be specifically enforceable. The arbitrators shall have no authority to modify any provision of this Agreement or to award a remedy for a dispute involving this Agreement other than a benefit specifically provided under or by virtue of the Agreement. If Executive prevails on any material issue which is the subject of such arbitration or lawsuit, the Company shall be responsible for all of the fees of the

American Arbitration Association and the arbitrators and any expenses relating to the conduct of the arbitration (including reasonable attorneys' fees and expenses). Otherwise, each party shall be responsible for his or its own expenses relating to the conduct of the arbitration (including reasonable attorneys' fees and expenses) and shall share the fees of the American Arbitration Association.

    D.   Severability.  Whenever possible, each provision of this
         ------------
Termination Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Termination Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Termination Agreement.

    E.   Assignment.  The rights and obligations of the parties
         ----------
under this Termination Agreement shall be binding upon and inure to the benefit of their respective successors, assigns, executors, administrators and heirs, provided, however, that neither the Company
                       --------  -------
nor the Executive may assign any duties under this Termination Agreement without the prior written consent of the other.

    F.   Notices.  All notices and other communications under this
         -------
Termination Agreement shall be in writing and shall be given in person or by telegraph, telefax or first class mail, certified or registered with return receipt requested, and shall be deemed to have been duly given when delivered personally or three days after mailing or one day after transmission of a telegram or telefax, as the case may be, to the respective persons named below:


    If to the Company:       Uni-Marts, Inc.
                             477 E. Beaver Avenue
                             State College, PA 16801-5690
                             Attn: Chief Executive Officer

    If to the Executive:     Charles R. Markham
                             1005 Greenbriar Drive
                             State College, PA  16801


    G.   Advice of Counsel.  The Executive acknowledges that he has
         -----------------
consulted with his own legal counsel with respect to the subject matter and the terms of this Agreement and that this Agreement is the product of negotiations between the Company and its counsel on the one hand and the Executive and his counsel on the other.

    H.   Confidentiality.  The Executive and the Company agree to
         ---------------
keep confidential the existence of this Agreement and the terms unless otherwise required by law, rule or regulation. Executive hereby recognizes that this Agreement may be required to be filed as an exhibit to a periodic report filed by the Company and in the federal securities laws.

    IN WITNESS WHEREOF, the parties have executed this Termination Agreement as of the day and year first above written.

         COMPANY:            UNI-MARTS, INC.


                             By /S/ HENRY D. SAHAKIAN
                               -----------------------------------

                             Its C.E.O.
                                ----------------------------------


         EXECUTIVE:           /S/ CHARLES R. MARKHAM
                             -------------------------------------
                             Charles R. Markham

                            EXHIBIT A

                    GENERAL RELEASE AGREEMENT
                    -------------------------


         I, CHARLES R. MARKHAM, for myself, my heirs, executors, administrators and assigns, if any, for and in consideration of the rights, payments and benefits under the Termination Agreement between the undersigned and Uni-Marts, Inc. ("Uni-Marts") dated November 28, 1997 (the "Termination Agreement") hereby agrees as follows:

         1. I waive, release and forever discharge Uni-Marts, and its subsidiaries and affiliates, and each of their directors, officers and employees and each of their successors and assigns (hereinafter the "Released Parties"), of and from any and all past or present causes of action, suits, agreements or other claims which I have against the Released Parties upon or by reason of any matter, cause or thing whatsoever, including, without limitation, claims for any alleged violation of the Civil Rights Act of 1964 and 1991, the Equal Pay Act of 1963, the Age Discrimination in Employment Act of 1967, the Rehabilitation Act of 1973, the Older Workers Benefit Protection Act of 1990, the Americans with Disabilities Act of 1990, the Family and Medical Leave Act of 1993, the Pennsylvania Human Relations Act and any other federal or state law, regulation or ordinance, or public policy, contract or tort law having any bearing whatsoever on the terms and conditions of employment or termination of employment, and I promise not to file a lawsuit to assert any such claims; provided, however, that this release shall not apply to A) the payments and benefits set forth in the Termination Agreement, B) any benefit payable under the terms of any employee benefit plan maintained by the Released Parties, except that it will apply to any severance benefits that otherwise might be payable outside of the Termination Agreement, or C) any claim to which I am entitled to indemnification from Uni-Marts for any acts or omissions in my capacity as an officer of Uni-Marts, except for criminal wrongdoing and acts outside the scope of my employment.

         2. I acknowledge that I have carefully read and fully understand the provisions of this General Release Agreement, that I have had twenty-one (21) days from the date I received a copy of this General Release Agreement in which to consider entering into this General Release Agreement that if I sign and return this General Release Agreement before the end of that twenty-one (21) day period then I will have voluntarily waived my right to consider the Agreement for the full twenty-one (21) days and that I have executed this General Release Agreement voluntarily and with full knowledge of its significance, meaning and binding effect. I also acknowledge that Uni-Marts has advised me in writing to consult with an attorney of my own choosing with regard to entering into this General Release Agreement and that I have done so.

         3. I acknowledge that I may revoke this General Release Agreement within seven (7) days of my execution of this document by submitting a written notice of my revocation to The Secretary of Uni-Marts at Uni-Marts. I also understand that this General Release Agreement shall not become effective or enforceable until the expiration of that seven (7) day period.

         4. I acknowledge that in my decision to enter into this General Release Agreement, I have not relied on any representations, promises or agreements of any kind, including oral statements by representatives of Uni-Marts, except as set forth in this General Release Agreement, the General Release Agreement executed by Uni-Marts or in the Termination Agreement.

         IN WITNESS WHEREOF, and with the intention of being legally bound hereby, I have executed this General Release Agreement on the 28th day of November, 1997.


                                  /S/ CHARLES R. MARKHAM
                                  ------------------------------
                                  Charles R. Markham

Sworn to and subscribed
before me this 28 day
of November, 1997

/S/ N. GREGORY PETRICK
------------------------
Notary Public

           Notarial Seal
 N. GREGORY PETRICK, Notary Public
 State College Boro, Centre County
My Commission Expires July 20, 2001

                            EXHIBIT B

                    GENERAL RELEASE AGREEMENT
                    -------------------------


         UNI-MARTS, INC., for itself, and its subsidiaries and affiliates, and each of their directors, and officers and each of their successors and assigns, if any, ("Uni-Marts"), for and in consideration of the rights under the Termination Agreement between the undersigned and Charles Markham ("Markham") dated November 28, 1997 (the "Termination Agreement") hereby agrees as follows:

         1. Uni-Marts waives, releases and forever discharges Markham and his heirs, executors, administrators and assigns (hereinafter the "Released Parties"), of and from any and all past or present causes of action, suits, agreements or other claims which it has, ever had or hereinafter may arise against the Released Parties upon or by reason of any matter, cause or thing whatsoever, including, without limitation, any federal or state law, regulation or ordinance, or public policy, contract or tort law whether having any bearing whatsoever on Markham's employment and it promises not to file a lawsuit to assert any such claims; provided, however, that this release shall not apply to the obligations set forth in the Termination Agreement or for any act involving criminal wrongdoing or outside the scope of his employment.

         2. Uni-Marts acknowledges that it has carefully read and fully understands the provisions of this General Release Agreement, that it has had sufficient time in which to consider entering into this General Release Agreement and that it has executed this General Release Agreement voluntarily and with full knowledge of its significance, meaning and binding effect. Uni-Marts also acknowledges that it has consulted with an attorney of its own choosing with regard to entering into this General Release Agreement.

         3. Uni-Marts acknowledges that in its decision to enter into this General Release Agreement, it has not relied on any representations, promises or agreements of any kind, including oral statements by Markham or his representatives, except as set forth in this General Release Agreement, in the Termination Agreement or in the General Release Agreement executed by Markham.

         IN WITNESS WHEREOF, and with the intention of being legally bound hereby, an authorized representative of Uni-Marts has executed this General Release Agreement on the 28th day of November, 1997.


                             UNI-MARTS, INC.



                             BY:  /S/ HENRY D. SAHAKAIN, C.E.O.
                                -------------------------------


Sworn to and subscribed
before me this 28 day
of November, 1997

/S/ N. GREGORY PETRICK
------------------------
Notary Public

           Notarial Seal
 N. GREGORY PETRICK, Notary Public
 State College Boro, Centre County
My Commission Expires July 20, 2001